Exhibit 99.2

Investor Presentation December 2021

2 This document contains selected proprietary and confidential information of Voltus, Inc . and its subsidiaries (“Voltus” or the “Company”) and Broadscale Acquisition Corp . (“Broadscale”) . The Company has retained Morgan Stanley & Co . LLC (together with its affiliated and other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc . , Morgan Stanley Bank, N . A . , Morgan Stanley & Co . International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co . , Ltd . , Mitsubishi UFJ Morgan Stanley Securities Co . , Ltd . , Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte . , Morgan Stanley Services Limited, Morgan Stanley & Co . International plc Seoul Branch and/or Morgan Stanley Canada Limited, “Morgan Stanley”) and Nomura Securities International, Inc . (“Nomura”) as its financial advisors in connection with a possible transaction between Voltus and Broadscale (the "Transaction") . Broadscale has retained Moelis & Company (“Moelis”) as its financial advisor in connection with the Transaction . This document has been provided for informational purposes to assist recipients in deciding whether they wish to proceed with a further investigation of the Transaction and may not be used for any other purpose . This document does not and, if hereafter supplemented, will not be all inclusive or contain all of the information that may be required to evaluate the Transaction or any investment in Voltus or Broadscale . You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise . You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and you must make your own investment decision and perform your own independent investigation and analysis of an investment in Voltus or Broadscale and the transactions contemplated in this presentation . To the fullest extent permitted by law, in no circumstances will Voltus, Broadscale, or any of their respective afﬁliates, ofﬁcers, directors, employees, representatives, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of proﬁt arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . In furnishing this document, Voltus, Broadscale, Morgan Stanley, Nomura and Moelis undertake no obligation to provide the recipient with access to additional information or to update this document or additional information or correct any inaccuracies . This document and the analyses contained in it have been based, in part, on certain assumptions and information obtained from Voltus, industry studies and other sources . The use of such assumptions and information does not imply that Voltus, Broadscale, Morgan Stanley, Nomura or Moelis have independently verified, will verify or necessarily agree with any of such assumptions or information, and Voltus, Broadscale, Morgan Stanley, Nomura and Moelis have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document . Neither Voltus, Broadscale, Morgan Stanley, Nomura, Moelis nor any of their respective affiliates, or their respective officers, directors, employees, representatives, advisors or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates, or that any transaction has been or may be effected on the terms or in the manner stated or implied by this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any, and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information . Voltus, Broadscale, Morgan Stanley, Nomura, Moelis and their respective affiliates, officers, directors, employees, representatives, advisors and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom . This presentation and the information contained herein do not constitute (i) (a) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction or (b) an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or (ii) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 (the “Act”), as amended, or an exemption therefrom . You should not construe the contents of this document as legal, regulatory, tax, accounting or investment advice or a recommendation . We recommend that you seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document . This document does not constitute and should not be considered as any form of financial opinion or recommendation by Voltus, Broadscale, Morgan Stanley, Nomura, Moelis or any of their respective affiliates . This document is not a research report and was not prepared by the research department of Morgan Stanley, Nomura, Moelis or any of their respective affiliates . By accepting this document, you conﬁrm that you are not relying upon the information contained herein to make any decision . The distribution of this document may also be restricted by law and persons into whose possession this document comes should inform themselves about and observe any such restrictions . The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this document or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b - 5 thereunder . This presentation shall not constitute a "solicitation" as defined in Section 14 of the Exchange Act . NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE . Legal Disclaimer

3 This presentation contains certain “forward - looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act and Section 21 E of the Securities Exchange Act of 1934 , as amended, including certain financial forecasts and projections . All statements other than statements of historical fact contained in this presentation, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of Voltus, market size and growth opportunities, competitive position and technological and market trends, are forward - looking statements . Some of these forward - looking statements can be identified by the use of forward - looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions . All forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward - looking statements . All forward - looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Broadscale and its management, and Voltus and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to : 1 ) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement with respect to the business combination ; 2 ) the outcome of any legal proceedings that may be instituted against Voltus, Broadscale, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto ; 3 ) the inability to complete the business combination due to the failure to obtain approval of the stockholders of Broadscale or Voltus, or to satisfy other conditions to closing the business combination ; 4 ) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination ; 5 ) the ability to meet Nasdaq's listing standards following the consummation of the business combination ; 6 ) the risk that the business combination disrupts current plans and operations of Voltus as a result of the announcement and consummation of the business combination ; 7 ) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees ; 8 ) costs related to the business combination ; 9 ) changes in applicable laws or regulations ; 10 ) the possibility that Voltus or the combined company may be adversely affected by other economic, business and/or competitive factors ; 11 ) Voltus’ estimates of its financial performance ; 12 ) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of Broadscale’s securities ; 13 ) the risk that the transaction may not be completed by Broadscale’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Broadscale ; 14 ) the impact of the novel coronavirus disease pandemic, including any mutations or variants thereof, and its effect on business and financial conditions ; 15 ) inability to complete the PIPE investment in connection with the business combination ; and 16 ) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Broadscale’s Form S - 1 (File Nos . 333 - 252449 and 333 - 253016 ), Quarterly Report on Form 10 - Q for the quarterly period ended September 30 , 2021 and registration statement on Form S - 4 with the SEC, which will include a document that serves as a prospectus and proxy statement of Broadscale, referred to as a proxy statement/prospectus and other documents filed by Broadscale from time to time with the SEC . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Forward - Looking Statements This document contains ﬁnancial, operational, industry and market projections . No independent auditor has audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this document, and accordingly, no independent auditor has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this document . These projections are forward - looking statements and should not be relied upon as being necessarily indicative of future results . In this document, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective ﬁnancial information are inherently uncertain and are subject to a wide variety of signiﬁcant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s and Broadscale’s control, that could cause actual results to differ materially from those contained in the prospective ﬁnancial information, including assumptions, risks and uncertainties described in “Forward - Looking Statements” above . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or Broadscale or that actual results will not differ materially from those presented in the prospective ﬁnancial information . While all financial, operational, industry and market projections, estimates and targets are necessarily speculative, Broadscale and Voltus believe that the preparation of prospective financial, operational, industry and market information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . Inclusion of the prospective ﬁnancial information in this document should not be regarded as a representation by any person that the results contained in the prospective ﬁnancial information will be achieved . Use of Projections Legal Disclaimer Nothing in this presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved . You should not place undue reliance on forward - looking statements, which speak only as of the date they are made . Neither Broadscale nor Voltus gives any assurance that either Broadscale or Voltus or the combined company will achieve its expected results . Neither Broadscale nor Voltus undertakes any duty to update these forward - looking statements, except as otherwise required by law .

4 The ﬁnancial information and data contained in this document is unaudited and does not conform to Regulation S - X . Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be ﬁled relating to the Transaction and the proxy statement/prospectus contained therein . This document also includes certain ﬁnancial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA, Free Cash Flow and certain ratios and other metrics derived therefrom . These non - GAAP ﬁnancial measures, and other measures that are calculated using these non - GAAP measures, are not measures of ﬁnancial performance in accordance with GAAP and may exclude items that are signiﬁcant in understanding and assessing the Company’s ﬁnancial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash ﬂows from operations or other measures of proﬁtability, liquidity or performance under GAAP . You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies . The Company believes these non - GAAP measures of ﬁnancial results provide useful information to management and investors regarding certain ﬁnancial and business trends relating to the Company’s ﬁnancial condition and results of operations . Broadscale and the Company believes that the use of these non - GAAP ﬁnancial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s ﬁnancial measures with other similar companies, many of which present similar non - GAAP ﬁnancial measures to investors . These non - GAAP ﬁnancial measures are subject to inherent limitations as they reﬂect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP ﬁnancial measures . This document may also include certain projections of non - GAAP ﬁnancial measures . Due to the high variability and di ﬃ culty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP ﬁnancial measures without unreasonable effort . Consequently, no reconciliation of the forward - looking non - GAAP ﬁnancial measures is included . Financial Information; Non - GAAP Measures This presentation contains certain information concerning the Company’s products, services and industry that are based on industry surveys and publications or other publicly available information, other information obtained from third - party sources, and the Company’s internal sources . This information involves many assumptions and limitations ; therefore, there can be no guarantee as to the accuracy or reliability of such assumptions and you are cautioned not to give undue weight to this information . Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein are not an indication as to future performance . None of Voltus, Broadscale or their respective afﬁliates, ofﬁcers, directors, employees, representatives or advisors has independently veriﬁed the accuracy or completeness of any such third - party information . Similarly, other third - party survey data and research reports commissioned by the Company or Broadscale, while believed by to be reliable, are based on limited sample sizes and have not been independently veriﬁed by the Company or Broadscale . In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which Voltus operates, and its future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above . These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by Voltus and Broadscale . Industry and Market Data Broadscale will be required to file a preliminary and definitive proxy statement, which may be a part of a registration statement, and other relevant documents with the SEC . Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Broadscale, Voltus and the contemplated business combination . Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about Broadscale, Voltus and the contemplated business combination, without charge, at the SEC's website located at www . sec . gov . Broadscale, Voltus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Broadscale's shareholders in connection with the proposed transaction . A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available . You may obtain free copies of these documents free of charge by directing a written request to Voltus . This presentation does not contain all the information that should be considered in the contemplated business combination . It is not intended to form any basis of any investment decision or any decision in respect to the contemplated business combination . The definitive proxy statement will be mailed to shareholder as of a record date to be established for voting on the contemplated business combination when it becomes available . Additional Information; Participants in the Solicitation Legal Disclaimer Voltus and Broadscale own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This document may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . The use or display of third parties' trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Voltus or Broadscale, or an endorsement or sponsorship by or of Voltus or Broadscale . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this document may be listed without the TM, SM © or ® symbols, but such references are not intended to indicate, in any way, that Voltus or Broadscale will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Trademarks

5 Key Risks General Business and Industry - Related Risks • Voltus operates in highly complex and competitive markets; if Voltus is unable to compete successfully, it could lose market share and revenues . • If Voltus loses key personnel upon whom it is dependent, or if Voltus fails to attract and retain qualified personnel, it may not be able to manage its operations and meet its strategic objectives . • If Voltus fails to manage its growth effectively, including failing to attract and integrate qualified personnel, it may not be able to develop, produce, market and sell its hardware and software - enabled services successfully . • An increased rate of terminations by Voltus’s existing customers and providers, which we collectively refer to as our customers, Voltus’s failure to renew contracts when they expire or its failure to attract new customers would negatively impact Voltus’s business by reducing its revenues and requiring it to spend more money to maintain and grow its customer base . • Although Voltus’s sales cycles tend to be relatively short, if those were to lengthen in time and/or become unpredictable, then managing its sales cycles will require significant employee time and financial resources with no assurances that it will realize revenues . • If Voltus fails to obtain favorable prices in the wholesale electricity markets, demand response programs and other programs in which it currently participates or chooses to participate in the future, its revenues, gross profits and profit margins will be negatively impacted . • If the actual amount of demand response capacity that Voltus makes available under its capacity commitments is less than required, Voltus’s committed capacity could be reduced and it could be required to make refunds or pay penalty fees, which could negatively impact Voltus’s results of operations and financial condition . • The success of Voltus’s businesses depends in part on its ability to develop new products and services, increase the functionality of its current products and expand its products and services into new markets . • A significant portion of Voltus’s revenues are generated from arrangements with a small number of utility and grid operator customers, the postponement, modification or termination of which could significantly reduce Voltus’s revenues . • Pressure on the prices in the demand response programs and other programs in which the Company currently participates or chooses to participate in the future, or on the percentage or fixed amount paid to commercial and industrial end - users for making capacity available, could adversely affect Voltus’s results of operations and financial condition . • If distributed energy resource technologies are not suitable for widespread adoption or sufficient demand for Voltus’s hardware and software - enabled services does not develop or takes longer to develop than anticipated, Voltus’s sales may decline and it may be unable to achieve or sustain profitability . • Voltus depends on the electric power industry for revenues and as a result, its operating results have experienced, and may continue to experience, significant variability due to volatility in electric power industry spending, capacity and energy prices, and other factors affecting the electric utility industry, such as seasonality of peak demand and overall demand for electricity . • Voltus may require significant additional capital to pursue its growth strategy, but it may not be able to obtain additional financing on acceptable terms or at all . • Voltus’s ability to provide bid bonds, performance bonds or letters of credit is limited and could negatively affect its ability to bid on or enter into significant long - term commitments with grid operators and utilities . • Voltus operations may be adversely affected by the coronavirus outbreak, and it faces disruption risks from the coronavirus that could impact its business, including supply chain risks that could result in insufficient inventory and negatively impact Voltus’s business . • The extent to which the COVID - 19 pandemic and resulting deterioration of worldwide economic conditions adversely impact our business, financial condition, and operating results will depend on future developments, which are difficult to predict . • Voltus may not be able to maintain quality customer care during periods of growth or in connection with the addition of new and complex products or services, which could adversely affect its ability to acquire and retain customers and participants in its programs . • If Voltus is unable to expand the distribution of its products and services through strategic alliances with its partners and third parties, it may not be able to grow its business . • Current or future market developments may adversely affect Voltus’s business, results of operations and access to capital . • Voltus’s operations rely on the infrastructure of utilities and grid operators, which provide electricity to and obtain information about Voltus’s customers . Any infrastructure failure could negatively impact customer satisfaction and could have a material adverse effect on Voltus’s business and operations . • Events that negatively impact the growth of distributed energy resources will have a negative impact on Voltus’s business and financial condition . • The distributed energy resource industry is an emerging market and Voltus’s offerings may not receive widespread market acceptance . • Voltus’s platform performance may not meet its customers’ expectations or needs . • Voltus must maintain customer confidence in its long - term business prospects in order to grow its business . • If Voltus is unsuccessful in developing and maintaining its proprietary technology, including the VOLTAPP platform, Voltus’s ability to attract and retain partners could be impaired, its competitive position could be adversely affected and its revenue could be reduced . • Negative attitudes, rule changes and policies toward distributed energy resource offerings and technologies from the U . S . government, other lawmakers and regulators, and activists could adversely affect Voltus’s business, financial condition and results of operations . • While Voltus has not made material acquisitions to date, it intends to pursue acquisitions in the future and will be subject to risks associated with acquisitions . • Voltus faces risks related to its expansion into international markets . • Fluctuations in the exchange rates of foreign currencies in which Voltus conducts its business, in relation to the U . S . dollar, could harm its business and prospects . These risk factors are being provided to certain sophisticated institutional investors for potential investment in Broadscale Ac quisition Corp. (“Broadscale”) as part of a proposed business combination between Voltus, Inc. or an affiliate thereof (“Volt us” ) and Broadscale, pursuant to which Voltus will become a publicly traded operating company (the “Business Combination”). Investing in securitie s ( the “Securities”) to be issued in a private placement in connection with the Business Combination involves a high degree of r isk . Investors should carefully consider the risks and uncertainties inherent in an investment in Broadscale and in the Securities, includin g t hose described below, together with any other information provided to investors, and should carry out their own diligence and co nsult with their own financial and legal advisors concerning the risks and suitability of an investment in this offering before subscribing for th e S ecurities. If Broadscale, Voltus or, following the consummation of the Business Combination, the combined company, cannot add res s any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, the combined co mpany’s business, financial condition or results of operations could be materially and adversely affected. Additional risks a nd uncertainties not presently known to Broadscale or Voltus or that Broadscale or Voltus currently deem immaterial may also impair the combined c omp any’s business operations. Risks relating to Voltus’ business will be disclosed in future documents filed or furnished by Vol tus and/or Broadscale with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished in c onn ection with the proposed transactions between Voltus and Broadscale. The risks presented in such filings will be consistent w ith those that would be required for a public company in their SEC filings, including with respect to the business and securities of Broadsc ale and Voltus and the proposed transactions between Broadscale and Voltus, and may differ significantly from, and be more extens iv e than, those presented below.

6 Key Risks (cont’d) Risks Related to Information Technology and Intellectual Property • The operation of Voltus’s businesses relies on information technology systems and third - party service providers . Failure of information technology systems or by third - party service providers could have a material adverse impact on Voltus’s business, operations, financial condition and cash flows . • Any internal or external security breaches, information technology system failures, cyber security attacks or network distributions that involve Voltus’s products or its business could harm its reputation, business operations, energy usage and financial conditions and even the perception of security risks, whether or not valid, could inhibit market acceptance of Voltus’s products and cause Voltus to lose customers . • If Voltus’s information technology systems fail to adequately gather, assess and protect data used in providing its distributed energy resource solutions, or if Voltus experiences an interruption in its operation, its business, financial condition and results of operations could be adversely affected . • The use of open source software in Voltus’s systems and technology may expose it to additional risks and harm its intellectual property . • If Voltus is unable to protect its intellectual property, its business and results of operations could be negatively affected . • Voltus may be subject to damaging and disruptive intellectual property litigation related to allegations that its products or services infringe on intellectual property held by others, which could result in the loss of use of the product or service . • Voltus primarily relies on Amazon Web Services (“AWS”) to deliver its services to users on its platform, and any disruption of or interference with Voltus’s use of AWS could adversely affect its business, financial condition and results of operations . Risks Related to Voltus’s Equity • The market price of Voltus’s common stock could be volatile, and you could lose all or part of your investment . • Voltus expects its quarterly revenues and operating results to fluctuate . If Voltus fails in future periods to meet its publicly announced financial guidance or the expectations of securities analysts or investors, the market price of Voltus’s common stock could decline substantially . • Voltus does not intend to pay dividends on its common stock . • If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about Voltus’s business, its stock price and trading volume could decline . • The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934 , as amended and The NASDAQ Stock Market LLC, will require significant resources, increase New Voltus’s costs and distract its management, and New Voltus may be unable to comply with these requirements in a timely or cost - effective manner . • Any future sales or offerings of Voltus’s common stock may cause substantial dilution to its stockholders and could cause the price of its common stock to decline . • Recently, there have been changes to the accepted accounting for special purpose acquisition companies ("SPACs") . For example, on April 12 , 2021 , the Staff of the SEC issued a statement related to warrants issued by SPACs (the “SEC Statement”), which resulted in the warrants issued by many SPACs being required to be classified as liabilities rather equity . Broadscale has accounted for its outstanding warrants as a warrant liability and will be required to determine the value warrant liability quarterly, which could have a material impact on its financial position and operating results . Changes in the accepted accounting related to SPACs may also result in the recognition of accounting errors in previously issued financial statements, restatements of previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting . In addition, such changes could delay or have a material adverse effect on Broadscale and Voltus’ ability to consummate the Business Combination . Risks Related to Accounting and Finance Matters and Projections • Voltus has identified a material weakness in its internal controls over financial reporting . If Voltus is unable to remediate the material weakness, or if Voltus identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements or restatements of Voltus’s consolidated financial statements or cause Voltus to fail to meet its periodic reporting obligations . • Once the Business Combination is consummated, the combined company (“New Voltus”) will be exposed to potential risks and will incur significant costs as a result of the internal control testing and evaluation process mandated by Section 404 of the Sarbanes - Oxley Act of 2002 . New Voltus’s failure to timely and effectively implement controls and procedures required by Section 404 (a) of the Sarbanes - Oxley Act that will be applicable to it after the merger is consummated could have a material adverse effect on its business . • Voltus has incurred significant losses in the past and does not expect to be profitable before 2025 . • The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from such projections, and which may adversely affect our future profitability, cash flows and the market price of our common stock . • If the estimates and assumptions Voltus uses to determine the size of its total addressable market are inaccurate, its future growth rate may be affected and the potential growth of its business may be limited . • Voltus’s limited operating history at current scale and its nascent industry make evaluating its business and future prospects difficult . • Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the merger or other ownership changes . • New Voltus will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make New Voltus’s securities less attractive to investors and may make it more difficult to compare New Voltus’s performance to the performance of other public companies . • The Broadscale Warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on New Voltus’s financial results following the merger . Risks Related to the Business Combination • Each of Voltus and Broadscale will incur significant transaction costs in connection with the Business Combination . • The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination agreement may be terminated in accordance with its terms and the Business Combination may not be completed • The ability to successfully effect the Business Combination and New Voltus’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of New Voltus . The loss of such key personnel could negatively impact the operations and financial results of the combined business . Risks Related to the Regulatory Environment and Litigation • Unfavorable regulatory decisions and/or policies, including rule changes made by regulatory agencies such as FERC, changes to the market rules applicable to the demand response programs in which Voltus currently participates or may participate in the future, and varying regulatory structures in certain regional electric power markets could negatively affect Voltus’s business and results of operations . • Voltus’s business is subject to government regulation and may become subject to modified or new government regulation, which may increase its costs and negatively impact its ability to sell and market its various product and service offerings . • Regulatory investigations or other administrative proceedings could expose Voltus to significant liabilities and reputational damage that could have a material adverse effect on Voltus . • Failure to comply with laws and regulations could harm Voltus’s business . • Current or future litigation or administrative proceedings could have a material adverse effect on Voltus’s business, reputation, financial condition and results of operations .

7 Table of Contents Introduction 8 15 18 30 35 46 52 57 Market Overview Company Overview Growth Strategy Financial Overview Appendix: Supplemental Financials Appendix: Voltus Technology Appendix: Additional Materials 39 Transaction Summary

8 Introduction

9 The Energy Ecosystem is Decentralizing, Decarbonizing, and Digitizing A technology platform is needed to connect and monetize Distributed Energy Resources (“DERs”) in every electricity market around the world Today’s Grid Problem  Unstable: climate volatility driving massive instability and expense  Antiquated: legacy grid old and failing  Unprepared: renewables / EV integration exacerbating instability  Decentralized: customer - sited, resilient, lowest cost, ubiquitous  Decarbonized: cleaner, renewable, electrified  Digitized: real - time visibility, networks, and control Tomorrow’s Grid Solution

10 What are Distributed Energy Resources (DERs)? Understanding DERs  DERs are customer - sited, grid - connected technologies that consume, generate, or store electricity  When integrated into wholesale markets , DERs can lead to significant cost savings for customers, as well as utilities and grid operators Types of DERs Role of Voltus Demand Response Battery Storage Electric Vehicles Distributed Generation Energy Efficiency  Voltus provides a technology platform that allows all types of DERs to be monetized easily and seamlessly in electricity markets across U.S. and Canada  The Voltus platform is used by Commercial & Industrial (C&I) customers that own DERs on - site, as well as DER partners that sell/install DERs for customers DERs are the future of electricity – enabled by Voltus

11 Voltus is to Electricity What the Cloud is to Computing Digitalization of Traditional Industries Creates Trillions of $’s in Value 1970s – TODAY Transition to Distributed Computing Mainframes and “dumb terminals” were replaced by cloud computing, smart devices, and transformational software 2021 & BEYOND Transition to Distributed Energy Voltus is the technology platform for the future of electricity Electricity is next Distributed Generation Energy Efficiency Electric Vehicles Battery Storage Demand Response

voltus

Why Voltus? The Leading DER Software Technology Platform

Voltus is the leading DER software technology platform driving the transition to a cleaner, more resilient electricity system.

Enormous Market

- **$3.0Tn** [1] global electricity market in transition to DERs
- **~$530Bn** [1] in US and Canada alone
- **~$120Bn** [2] total annual addressable market of DERs by 2030

Category Creator

- World-Class technology **maximizes value of every DER**: solar, batteries, EVs, efficiency, etc.
- Simplifies market with **no upfront cost or risk**
- **Stabilizes grid** with broad ESG benefit

High-Margin, Contracted Growth

- **>70% revenue CAGR,** growing to >$500mm in '25
- **Asset-light, capital efficient** model with attractive margins
- **~$1.6Bn** of cumulative revenue, backlog, pipeline with <$20mm of CAC
- **Visible forecast** with ~5 year avg. contract length

Proven Leadership

- **100+** years experience
- **>12,000 MWs of DERs** brought to market - more than anyone
- Created only platform reaching **all 9 U.S. and Canadian markets**

Highly attractive valuation for first publicly-traded, pure-play DER technology company

12

Notes:
1. 2020 data from Enerdata Global Energy Statistical Yearbook, GlobalPetrolPrices.com, S&P Global Market Intelligence, and IEA
2. Guidehouse Insights Global DER Deployment Database

Transaction Summary

Business	▸ Founded in 2016, Voltus is an industry leading distributed energy resource technology platform
SPAC Trust and PIPE	▸ Broadscale Acquisition Corp. (NASDAQ: SCLE) is a special purpose acquisition with \$345mm of cash in trust ▸ PIPE size of \$100mm
Valuation	▸ Pro forma equity value of \$1.3Bn ▸ Attractively valued entry multiple
Capital Structure	▸ Voltus shareholders rolling 100% of their equity ▸ ~\$451mm net cash (assuming no redemptions) retained to fully finance all forecasted growth ▸ Earnout for Voltus shareholders and Broadscale creates alignment with all stakeholders

Voltus's Current Investors

Activate capital

AJAX STRATEGIES LLC

NGP ENERGY TECHNOLOGY PARTNERS

Prelude VENTURES

voltus



Gregg Dixon
CEO
Co-Founder



Matt Plante
President
Co-Founder



Dana Guernsey
Chief Product Officer



Doug Perrygo
Chief Financial Officer

BROADSCALE ACQUISITION CORPORATION



Andrew Shapiro
Chairman and CEO



Dan Leff
Senior Operating Partner



John Hanna
CFO and Head of Acquisitions

13

voltus

Broadscale: Proven Investors Driving the Energy Transition

SPAC Sponsor (1) BROADSCALE ACQUISITION CORPORATION

Broadscale Acquisition Corp. (NASDAQ: SCLE), a SPAC focused on "Disruption for Good" with $345mm of cash in trust, is a partnership of Broadscale Group and HEPCO Capital

BROADSCALE



Andrew Shapiro
Chairman and CEO



Dan Leff
Senior Operating Partner

- Broadscale Group is an investment and advisory firm dedicated to transforming traditional industries in positive ways
- Broadscale Group has invested in more than a dozen disruptive technology companies leading the energy transition

GENERATE · via · PROTERRA

HEPCO



Edward Cohen
Vice-Chairman



Betsy Cohen
Senior Advisor



Jonathan Cohen
Sponsor Chief Executive Officer



John Hanna
CFO and Head of Acquisitions

- HEPCO Capital invests in growth companies across the technology, healthcare, financial services, real estate sectors, and is a leader in the SPAC market
- HEPCO has announced and/or closed 9 De-SPACS, and raised ~$2Bn in PIPE capital

14

Note:
1. Titles reflect roles at Broadscale Acquisition Corporation

15 Market Overview

16 Multiple Macro Drivers Accelerating Growth in DERs 0 500 1,000 1,500 2,000 2,500 2010 2020 2030 2040 2050 2020  Renewable electricity generation in the U.S. expected to increase 3x by 2050  Intermittency of renewables requires significantly more backstop and balancing resources  EV charging expected to need >400 TWh annually by 2040, ~10% of U.S. electricity generation today (2)  44% of fuel consumed by industrial sector can be electrified with currently available technology (3)  Rising costs and frequency of grid events and natural disasters driving adoption of on - site generation and desire for end - user control  Customers looking to DERs as a hedge against price volatility and outages  Over $2Tn in U.S. grid replacement and reinforcement projected between 2020 - 2050 (4)  DER capacity additions are expected to be ~2x that of centralized generation annually by 2030 Solar Wind Geothermal Hydro 0% 50% 100% 2020 2025 2030 2035 2040 Electric Fuel Cell ICE U.S. Renewable Electricity Generation Projections (2010 - 2050) (1) U.S. Share of Annual Passenger Vehicle Sales by Drivetrain (2) Increasing Number of Annual Disasters >$1Bn (4) DER Annual Capacity Additions as % of Central Generation Additions (5) $Bn 50% 100% 150% 200% 2020 2022 2024 2026 2028 2030 T Wh Ongoing Transition to Renewables Electrification of Key Sectors Driving Massive New Demand Need for Greater Grid Resiliency Increasing Expansion of DER Capacity 0 40 80 120 1980's 1990's 2000's 2010's Drought Flooding Freeze Storms Cyclone Wildfire Notes: 1. EIA Annual Energy Outlook 2021 2. Bloomberg Electric Vehicle Outlook 2020 3. McKinsey & Company What Electrification Can Do for Industry, May 2020 Report 4. Bloomberg New Energy Finance Power Grid Long - Term Outlook 2021 5. Guidehouse Integrated DER 2020 Report

voltus

The Total Addressable Market for DERs is Enormous

Investments in distributed generation, EV infrastructure, and energy storage will continue driving exponential growth in DER capacity.



Demand Response
Distributed Generation (1)
$120Bn Annual TAM (3)
Battery Storage
Energy Efficiency (2)
Electric Vehicles

- **$120Bn annual TAM** based on 2030 estimates for global cumulative DER capacity across demand response, distributed generation, energy efficiency, electric vehicle charging, and distributed energy storage categories
  - **~2,400 GWs** of DER capacity projected by 2030
  - Assume rate of $50,000 / MW-year based on historical average market rates
- By 2030, **new annual DER capacity additions are projected to be 2x** the capacity additions of centralized generation systems [4]

Source: Guidehouse Insights Global DER Deployment Database: Cumulative Installed Total DER Capacity by Technology

Notes:

1. Distributed Generation includes gensets, fuel cells, microturbines, solar PV, wind, and other renewables
2. Energy Efficiency reflects Annual Capacity
3. Global TAM reflects near term target markets for Voltus and excludes China, Africa and Middle East
4. Guidehouse Insights Integrated DER 2020 Report

17

18 Company Overview

19  Only platform integrated into all nine U.S. and Canadian wholesale electricity markets  Currently provides 50+ discrete electricity market programs in which to monetize DERs, more than all competition  Creates an estimated 2 million daily transactions to reflect changes in DER market positions, prices, registrations, and asset schedules  Collects 5 million data points per day with real - time , 30 second data intervals that represent one of the largest energy data lakes in the world Wholesale Markets (1) 9 State Regulatory Bodies 50 Electric Utilities 3,000+ Electricity Tariffs 10,000+ Electric Meters (2) 150mm+ of DERs Billions In an Extremely Complex Electric Grid… …Voltus Delivers Simplicity Voltus Creates Simplicity From Complexity… Notes: 1. Nine wholesale markets in the U.S. and Canada 2. FERC 2020 assessment of demand response and advanced metering

20 …Enabling Customers and Partners to Monetize their DERs Notes: Titles reflect roles at Broadscale Acquisition Corporation “Machines to Markets to Money”: Grid operators pay Voltus to connect DERs to the market; Voltus shares a portion of that cash with its customers and DER partners. Walmart CAISO ERCOT NYISO MISO SPP PJM ISO - NE IESO AESO Electric Vehicles Battery Storage Distributed Generation Demand Response Energy Efficiency Wholesale Markets Energy Consumers & DER Partners

21 $ Voltus Delivers More Dollars Per MW in Every Market in which Voltus is Integrated Voltus Technology Connects Every DER Category Voltus UX Combines Ease - of - Use with Deep Analytics IDENTIFY & FORECAST DER VALUE ORCHESTRATE & PERFORM DER OBLIGATION SETTLE & REPORT DER PERFORMANCE Identify & Evaluate Aggregation Strategy Value Forecasting Energy Pricing Auction Bidding Schedule Coordination Automated Dispatch Measurement & Verification Settle & Disburse Reporting & Insights Voltus Platform: One - Stop Solution for Customers and Partners Full set of capabilities for DER monetization offered through a proprietary technology platform.

22 C&I Customer DER Partners The World The Grid Voltus’s Software Orchestrates and Optimizes DERs for Grid Operators as Substitute for Traditional Power Plants Process incoming market signals for dispatching assets and portfolios Monitor market conditions for potential price spikes, reliability events, weather Predict peak hours and alert customers of demand charge setting events Automate control of DERs to ensure value delivery and make life easy for customers Present DERs to grid operations in same manner as traditional power plants The equivalent of 1% of all US electricity consumption flows through platform every day Processing Plane 50+ discrete DER programs trigger two DER dispatches on average per day voltus

Driving Value for the Grid and for Customers

Asset-light business model delivers superior, predictable revenue growth.

More DERs Integrated into the Grid, More Value Provided for Customers & Partners



Simple
No Risk
No Cost

More Markets, More Megawatts

One-Page Commercial Agreement

Technology to Make Life Easier

Proven Go-to-Market Strategy … Accelerated with SPAC Proceeds

- 2-Pronged Approach: C&I Customers and DER Partners
- 100% of DERs under management are existing assets with no supply chain risks, no capital investment, minimal engineering, procurement, or construction risk
- 73 day average sales cycle and four-hour average time to integrate technology per site
- ~5 year average contract term length
- 10:1 LTV/CAC ratio: ~$20,000 / MW CAC, lifetime value of $200,000 / MW
- 100%+ customer value retention (negative net dollar churn)

23

24 WORLD - CLASS TECHNOLOGY AND PRODUCT TEAM ENERGY IOT CONNECTIVITY TO ALL DER TYPES AI CLOUD SOFTWARE PLATFORM TO MAXIMIZE DER VALUE Key Elements of the Voltus Technology Platform With exceptional talent, Voltus built a cloud - based DER platform that orchestrates the complex interplay between DER assets and electricity markets to optimize performance and maximize revenue for customers. World - class technology and product talent has developed the leading DER platform, setting Voltus apart from the competition Talent and tangible prior experience: Propriety hardware and software API platform connects and controls all DER categories in wholesale and retail power markets in real - time, addressing 99% of legacy and modern IoT systems AWS - hosted software and data analytics platform optimizes DER dispatch, delivering real - time control and insights to unlock and optimize economic value of each DER asset and aggregation

Key Voltus Products and Programs

Through Voltus's proprietary software platform, Voltus is able to maximize the value of a single customer MW through monetization across multiple product lines.


Multiple $ Revenue Streams
To the Customer
~60%
Costs to Manage a MW
~15%
~25% (1)
EBITDA
voltus

- **Stacked Value:** 1 MW of DERs can deliver multiple products to electricity markets, potentially generating ~$50,000 per MW per year of revenue
- **No Upfront Cost or Risk, Pure Cash Flow Value Proposition:** Customers capture ~60% of the value, or potentially ~$30,000 per MW per year, from their DERs
- **Robust Margins Driven by Proven Customer Acquisition Model:** Voltus receives the remaining ~40% of value, translating into ~25% EBITDA margin with ~100% free cash flow conversion

Voltus Products and Programs

Wholesale Market Programs

01 Capacity
- Wholesale market program where DERs are obligated over a defined period (e.g., annually) at a fixed $ amount for the grid operator to dispatch

02 Ancillary
- Wholesale market programs where DERs are obligated to deliver quickly (e.g., in 10 minutes) on a day ahead basis for certain hours by the grid operator

03 Peak Saver
- Voltus AI-based predictive service where DERs capture utility bill savings related to wholesale market generation and transmission capacity charges

04 Energy
- Wholesale market program that captures value by selling the hourly value of not consuming electricity to the market, on a day ahead basis

05 Utility
- Retail market programs where DERs deliver reliability and economic benefits to electric utilities (much like a capacity program by locality)

Voltus Products

06 Cash Gen
- Voltus program that helps customers upgrade onsite generation to provide greater electricity reliability and unlock revenue streams

07 Buy Better
- Voltus energy procurement service that helps customers lower total energy spend through competitive sourcing

08 Visibility
- Fixed-fee software-as-a-service offering that delivers 24/7/365 energy management value to customers

25

Note:
1. Company projections reflect reaching 25% EBITDA Margin by 2027

26 Case Study: Maximizing DER Value for a Big Box Retailer Key Takeaways 5,000 Stores Notes: Titles reflect roles at Broadscale Acquisition Corporation  Exemplifies ‘land and expand’ opportunity  Voltus offers a single solution to connect every one of this big box retailer’s 5,000 stores across each of the 9 markets to the grid  Voltus integrates with multiple types of DERs across multiple programs/products  Voltus can monetize each asset in a fully automated fashion 9 Markets 8 Products 5 DERs 2019 2020 2021E 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100v 100 100 100 100 100 100 100 100 100 100 100 2022E Buy Better Visibility Energy Ancillary Peak Saver CashGen Capacity Utility Revenue $10mm $4.0mm $1.8mm $465K $220K $ 25 0mm potential 2023E IESO AESO NYISO SPP CAISO ISO - NE ERCOT PJM MISO 100 100 100 100 100 Enterprise class customers, like this big box retailer, are quickly standardizing on the Voltus platform to fully unlock the economic, reliability, and sustainability value of their DERs of all types. Demand Response Distributed Generation Energy Storage Energy Efficiency Electric Vehicles

27 Competitive Landscape Voltus technology underpins the promise to deliver the most dollars per DER MW in every market. Market (1) Products AESO Ancillary Peak Saver CAISO Ancillary Capacity Energy Utility ERCOT Ancillary Capacity Peak Saver Utility IESO Capacity Peak Saver ISO - NE Capacity Peak Saver Utility MISO Ancillary Capacity Energy Utility NYISO Ancillary Capacity Peak Saver Utility PJM Ancillary Capacity Energy Peak Saver Utility SPP Ancillary Energy Indicates capabilities in market - specific product Note: 1. Competitor market participation reflects public disclosures and Voltus’s observations during market activities All 9 Market Regions Most Products & Programs Offered

28 Gregg Dixon Chief Executive Officer Co - Founder 20 Matt Plante President Co - Founder 17 Dana Guernsey Chief Product Officer 14 Doug Perrygo Chief Financial Officer 12 Laurie Harrison Chief Legal Officer 14 Neil Lakin Chief Technology Officer 11 Jon Wellinghoff Chief Regulatory Officer 40 Kelly Yazdani VP of Marketing 7 Todd Krause SVP of Sales 15 Stephanie Hendricks VP of Ops, Customer Success 7 Leadership Has Deep Experience and Success in the Industry Voltus team has brought more than 12,000 MWs of DERs to market globally Years of DER and / or Tech Experience 3 Carey Albertine VP of People and Culture

29 Voltus is a Pure - Play ESG Investment Notes: Titles reflect roles at Broadscale Acquisition Corporation By its very nature, Voltus delivers impressive ESG benefits – displacing traditional foss il fuel - based power generation while strengthening the electricity system for all. • Voltus enables the shift to DERs, which are poised to permanently displace 3.9 gigatons of annual CO2 emissions (1) as DERs replace carbon - intensive fossil fuel power plants • Voltus enables greater energy efficiency, which has the potential to reduce buildings’ energy consumption by 30% or more by 2050 (2) • Voltus’s platform replaces the need for peaker plants which are among the grid’s most polluting resources. Voltus projects its current portfolio displaces 27,000 tons/year of CO2 from peakers alone Environmental Social Governance • Voltus is deeply committed to equity and the democratization of the electricity system, reflected in its culture of “Doing Well by Doing Good” • The >1,000 fossil fuel peaker plants (3) in the US – which Voltus helps displace – are predominantly in low - income communities and communities of color • Voltus’s leadership was instrumental in the development of FERC 2222, which is democratizing electricity by providing DERs with unencumbered access to wholesale power market • Voltus makes electricity more reliable, benefitting all (e.g., saving lives by preventing blackouts) • Voltus is deeply committed to diversity and inclusion • Voltus’s leadership team is 45% women • Voltus creates a candidate pool for each job that is comprised 50% of women and 40% BIPOC • Voltus has been a remote - only company from its inception, offering its employees exceptional flexibility and quality of life 1. Enerdata Global Statistical Yearbook, IEA Global Energy & CO2 Status Report 2019, Guidehouse Insights Global DER Deployment Database 2. American Council for an Energy - Efficient Economy, Long - Term Energy Efficiency Potential Report 3. Clean Energy Group

30 Growth Strategy

31 With a 10:1 LTV/CAC ratio, pour investment into salesforce expansion to accelerate penetration of global, blue - chip customers and expand adoption of new products, establishing #1 market position in all regions. Land and Expand 50 - 60% Extend product platform further to capture blue - chip DER partners and expand DER technology platform to gain significant new DER category MWs. Capture New DER Partners 20 - 30% Localize DER technology platform in international markets and capture financial scale through tactical regional acquisitions. Expand Globally & Make Acquisitions 20 - 30% Indicates % allocation of use of proceeds % Use of Proceeds Voltus’s Technology Platform Creates a First - Mover Advantage That Will Grow as DER Adoption Scales

32 DER Participation is Becoming Standard Business Practice Notes: Titles reflect roles at Broadscale Acquisition Corporation Voltus serves over 50 distinct industries and has established commercial agreements with more than 6 00 accounts yet has penetrated less than 1% of the potential of its existing customer base. Select Industries Served • Agriculture • Asphalt, Concrete, Sand, Aggregates • Auto Industry • Bank/Financial Services • Big Box Retail • Chemical Processing • City/Municipal/State/ Federal Government • Cold Storage • Higher Education • Construction • Consumer Products Manufacturing • Crypto Mining • Data Center/Server Farm • Distribution/Shipping Center/Warehouse • Entertainment Centers • Food & Beverage • Grocer/Market • Hospitals/Healthcare Centers • Hotels & Hospitality • K - 12 School/School District • Laboratory/R&D • Lumber/Wood Products • Marketing/Advertising • Manufacturing • Foundries • Mining • Oil/Gas Refinery/Supply • Paper Mill • Pharmaceuticals • Product Packaging • Printer/Print Media • Real Estate • Restaurant/Food Service • Retirement Community • Services (Consulting, Non - Profit) • Software • Telecommunications/ Broadcast Media • Transportation/Trucking/ Railroad • Waste & Water Treatment/Recycling Walmart Source: Company provided materials voltus

Significant Opportunity Through Potential DER Partners

DER Categories

Energy Efficiency
- ecobee
- resideo
- nest

Energy Storage
- stem
- PLUG POWER
- Bloomenergy

EV Charging
- chargepoint
- VOLTA
- blink
- EVgo

Distributed Generation
- PowerSecure
- ENPHASE
- solaredge

Potential MWs Deployed by Voltus / Aggregators (1) (2)

More than

650,000

Represents ~70x the 2025E MWs deployed by Voltus in the forecasts provided herein

Potential Annual Revenue to Voltus / Aggregators (3)

More than

$32.5Bn

Current DER partner pipeline has potential to drive significant incremental MWs beyond Voltus's financial forecast

Source: Guidehouse Insights Global DER Deployment Database; Cumulative Installed Total DER Capacity by Technology

Notes:
1. Reflects residential component of DR, Energy Efficiency categories; Distributed Generation includes distributed solar, onsite generation capacity
2. Based on 2025E Capacity for above categories; China, Africa and Middle East not included
3. Based on estimated market rate of $50,000/MW-year

33

34 0 500 1,000 1,500 2,000 2,500 2022 2023 2024 2025 Voltus Forecasted International Growth (8) 86 GW (5) market with rapidly growing renewable electricity sources and DER pilot underway Brazil AEMO DER market opens 10/21, allowing DERs to deliver in a 35 GW (7) market Australia 78 GW (4) highly industrialized market allows DERs to participate in market Korea 160 GW (4) market committed to procuring 4 GW of DERs by 2024 Japan Every International Market Benefits from DER Integration 46% (2) of 80 GW (3) market delivered by renewables produces tremendous demand for balancing DERs Germany 50 GW (1) market allows DERs and ongoing market reforms will encourage more United Kingdom 200 GW market with renewables growth eclipsing 17% CAGR FY2016 - 2020 (6) India 46 GW (3) market needs DERs to balance increasing solar penetration Mexico MW % of Total MW Registered 4% 14% 19% 8% Voltus team has opened ten countries to DERs Notes: 1. Reuters April 2021; 2021 Peak Demand 2. Clean Energy Wire 3. IEA; 2020 Peak Demand 4. Argus Media; 2021 Peak Demand 5. Agora Energiewende; 2017 Peak Demand 6. The Financial Express, IBEF.org; 2021Peak Demand 7. Australian Energy Regulator, 2020 Peak Demand 8. Based on registered MWs; excludes Canada, which is a current Voltus market

35 Financial Overview

36 Key Financial Highlights Voltus is the first DER technology platform to go public that enables a decentralized, decarbonized, digitized, resilient, and more affordable electricity system Opportunity to invest in a first - of - its - kind energy transition company at an attractive entry valuation x Superior unit economics with 10:1 LTV:CAC and 100%+ net customer retention x Asset - light, capital efficient financial model with no supply chain risk x Category creator with world - class technology and superior product / market fit that delivers premium margins x Clear track record of predictable, rapid, recurring revenue growth in a massive global TAM supported by macro tailwinds x

37 Financial Forecast Summary Notes: 1. $/MW - year (Deployed) reflects weighted average market price realized per deployed MW, including CashGen; values rounded to neare st 1,000 2. $/MW - year (Registered) reflects weighted average market price realized for all registered MWs, including CashGen; values rounded to nearest 1,000 3. Free Cash Flow excludes capital associated with potential acquisitions Source: Company provided materials  Forecast based on MWs deployed (“sold”) to customers and subsequently registered (“enrolled”) in multiple programs, with typical customer contracts of ~5 years  Gross profit growth tracks revenue, as the bulk of COGS is simply revenue sharing payments to our customers  Increased operating expenses from SPAC proceeds funneled into our proven go - to - market model, fueling customer acquisition growth  Efficient self - funding working capital model  Free cash flow conversion is robust, driven by asset - light model MW Deployed (1) & Registered (2) 0 4,000 8,000 12,000 2021 2022 2023 2024 2025 MW Deployed MW Registered MW 0 200 400 600 2021 2022 2023 2024 2025 Revenue $mm Gross Profit 30% 35% 40% 45% 0 50 100 150 200 250 2021 2022 2023 2024 2025 Gross Profit Gross Margin $mm (50) 0 50 100 2021 2022 2023 2024 2025 EBITDA FCF EBITDA & FCF (3) $mm %

38 Recurring Revenue from Contracted Backlog and Sizeable Pipeline Provide Confidence for 2022+ 65 73 Expected 2022 Revenue from Contracted Backlog Annual Contribution from Current Pipeline 2022E Target $272mm (1) Contracted Backlog, 4.2yr Average Contract Remainder (as of November 2021) $1.3Bn Total Pipeline, 5.1yr Average Contract Length (2) (as of November 2021) 89% Of 2022E Revenue Covered By Current Backlog 23.5x Coverage vs. 2022 Target Revenue Gap of $8mm ($mm) 8 194 (3) (1) Notes: 1. Represents contracted backlog of MWs with certain risk - weighting factors applied consistent with historical results as of Novemb er 2021 2. Weighted average by total revenue 3. Potential 2022 revenue from current sales pipeline; 23.5x coverage reflects $194mm divided by the difference between 2022E re ven ue of $73mm and expected revenue from contracted backlog of $65mm Current backlog + pipeline were built with <$20mm of total cumulative S&M spend Use of proceeds to be >3x that number in the next few years alone Source: Company provided materials • $42mm 2021 revenue estimate • Currently contracted assets (contracted backlog) to drive $65mm of the total $73mm forecasted 2022 revenue • Nominal pipeline conversion of just $8mm needed to reach the full year 2022 revenue estimate of $73mm • Pipeline does not include (1) near - term growth expected from the SPAC transaction proceeds or (2) potentially significant expansion of the 2021 run - rate for existing customers

39 Transaction Summary

40  Voltus to receive 75.0 million shares  Combined company will be listed on the NASDAQ with the ticker “VLTS”  Expected to close in first half of 2022 Transaction Details  Additional 10mm earnout shares to Voltus in 3 equal tranches upon attaining stock prices of $12.50, $15.00 and $17.50  1.4mm deferred sponsor shares that vest in 3 equal tranches upon attaining stock prices of $12.50, $15.00 and $17.50 Earnout & Sponsor Deferral  Transaction funded by $345mm cash held in trust (assuming no redemptions) and $100mm in PIPE proceeds, as well as existing Voltus cash  Existing Voltus shareholders are rolling 100% of their equity and will own 59% of pro forma company at closing (1) Capital Structure Sources & Uses Pro Forma Valuation (Post - Money) Pro Forma Ownership (2) Detailed Transaction Overview Voltus will be the first pure - play DER technology company to go public that enables efficient integration, optimization, monetization, and settlement of all DER resource types in any market. Pro F orma Shares Outstanding 126.7 Share Price $10.00 Voltus Equity Value $1,267 Pro Forma Net Debt (Cash) (4 51 ) Voltus Enterprise Value $ 816 Sources $ mm Uses $ mm Equity PIPE $100 Stock to Voltus $750 Broadscale Trust 345 Estimated Fees 40 Current Voltus Cash (1) 46 Cash to Balance Sheet 4 51 Voltus Equity Rollover 750 Total Sources $1,2 41 Total Uses $1,2 41 Broadscale Sponsor , 6% PIPE Shareholders , 8% Broadscale Public Shareholders , 27% Voltus Shareholders , 59% Notes: 1. As of 9/30/2021 2. Assumes no redemptions or impact from warrants, earnout shares to Voltus, or deferred sponsor founder shares

41 Distributed Solar Smart Energy Storage U.S. EV Charging Solar Technology Fuel Cell High Growth Data & Analytics and Next Gen IT Optimization Voltus Peers Key Comparisons • Diversified, long - term contracted cash flows • Primarily a residential customer base • Battery storage assets • Upfront hardware sale with longer - term software upside • ESG infrastructure, key driver of electricity demand growth • Enormous potential DER asset base via Vehicle - to - Grid technology • Critical technology/assets enabling the proliferation of DER assets • Material C&I customer overlap • Versatile ESG DER infrastructure • Significant C&I customer base overlap • Similar optimization /value - add offering to end - use customers • High growth, recurring revenue business model with strong margins Voltus Shares Attributes with a Broad Range of Peers No pure d irect c omparable c ompanies g iven Voltus’s unique b usiness m odel and positioning.

42 Revenue CAGR (Forecast) ’21E – ’26E¹ Revenue CAGR (CY 2018A – 2020A) Projected Revenue CAGR Historical Revenue CAGR Overall Average: 38% Overall Median: 29% Overall Average: 45% Overall Median: 35% ’21E – ’26E ’21E – ’26E¹ ’21E – ’26E ’21E – ’26E ’21E – ’26E¹ Median Average Median Average Distributed Solar Smart Energy Storage U.S. EV Charging Solar Technology Fuel Cell High Growth Data & Analytics and Next Gen IT Optimization 127% '18A - '20A 17% 127% 44% 41% 4% 42% 17% 127% 44% 41% 5% 55% Source: Capital IQ as of 11/24/21, Company provided materials Notes: Forecasts based on management projections for Stem, Chargepoint and EVGo 1. Calculated as Revenue CAGR from 2021 to either 2026 or latest available pre - 2026 estimate 78% '21E - '26E 25% 51% 76% 23% 42% 29% 25% 51% 83% 23% 44% 29% Revenue Growth Benchmarking

43 0.50x 0.11x 0.25x 0.42x 0.33x 0.55x 0.06x 0.50x 0.11x 0.28x 0.42x 0.38x 0.57x 12.4x 5.5x 23.0x 10.1x 14.9x 13.8x 4.8x 12.4x 5.5x 25.6x 10.1x 17.5x 17.5x Source: Capital IQ as of 11/24/21, Company provided materials; Forecasts based on management projections for Stem, Chargepoint and EVGo Notes: 1. Calculated as Revenue CAGR from 2021 to either 2026 or latest available pre - 2026 estimate 2. Reflects range of average and median CAGRs Valuation Benchmarking Overall Average: 16.2x Overall Median: 14.8x CY 2023E EV / Revenue Median Average Distributed Solar Smart Energy Storage U.S. EV Charging Solar Technology Fuel Cell High Growth Data & Analytics and Next Gen IT Optimization Overall Average: 38.5x Overall Median: 36.4x CY 2023E EV / Gross Profit Overall Average: 0.45x Overall Median: 0.41x CY 2023E EV / Revenue / Growth ’21E – ’26E¹ 25% Revenue CAGR 2 : ’21E – ’26E¹ 51% ’21E – ’26E¹ 76% - 83% ’21E – ’26E 23% ’21E – ’26E 42% - 44% ’21E – ’26E¹ 29% ’21E – ’26E 78% 28.4x 17.1x 47.0x 27.2x 68.5x 19.9x 12.9x 28.4x 17.1x 54.0x 27.2x 83.4x 25.8x

44 $2,522 $5,464 $2,299 $816 $2,760 $6,001 $2,435 Deal TEV 2023 Revenue Multiple 2023 Revenue Growth Multiple 2023 Gross Profit Multiple Significant Upside Potential Based on Peer Comparisons ~180 - 640% potential upside relative to the post - money deal value. Revenue 4.8x 14.8x 16.2x Revenue Growth 0.06x 0.41x 0.45x Gross Profit 12.9x 36.4x 38.5x 2023 Implied TEV Multiples Source: Capital IQ as of 11/24/21, Company provided materials Transaction Implied Voltus Value Based on Peer Multiples Transaction Upside 238% 635% 198% 209% 570% 182% Median Average

45 Closing Summary Substantial shift in global electricity system to decentralized, decarbonized, digitized, and resilient Balkanized markets require technology platform to unify treatment of DERs and unlock full potential globally Voltus’s proven, efficient business model is positioned for continued leadership as $3 trillion (1) in global electricity spend shifts to DERs Note: 1. 2020 data from Enerdata Global Energy Statistical Yearbook, GlobalPetrolPrices.com, S&P Global Market Intelligence, and IEA

46 APPENDIX Supplemental Financials

47 Marketplace Programs 87% CashGen 9% BuyBetter 3% Visibility 1% MW Enrolled by Geography Revenue by Program Type MW Sold by Market 2021 - 2027 Average % Additional Financial Outputs Customer Diversity by Revenue US 75% Canada 6% RoW 19% Top 10 52% 11 - 25 13% 26 - 100 21% 101+ 15% 2021 - 2027 Average % 2021 - 2027 Average % (1) Total Backlog and Pipeline Breakdown by Customer Size Rank (2) Backlog Pipeline Top 10 31% 11 - 25 16% 26 - 100 25% 101+ 28% MISO 19% AESO 3% NYISO - Other 4% IESO 3% CAISO 4% ISO - NE 3% PJM 23% ERCOT 5% SPP 4% Utilities 5% WEIM 3% International 22% NYISO - Zone J 2% Notes: 1. Marketplace Programs include Capacity, Ancillary, Energy, Utility and Peak Saver programs; Voltus’s Visibility program of fer ing is reflected as a reduction to cost of goods sold and adds to gross profit 2. Represents contracted backlog and pipeline of revenue with certain risk - weighting factors applied consistent with historical results as of November 2021

48 Historical and Forward - Looking Market Prices Market and product diversification mitigates potential price risk with on - peak energy prices expected to rise. Notes: 1. Publicly available market price data by ISO 2. S&P Global Market Intelligence Power Price Forecast, Q1 2021 Selected On - Peak Energy Price Forecast ($ / MWh) (2)  Power prices are expected to rise over time across most markets  Capacity and ancillary market pricing vary across ISO/RTO, with some offering up to three - year forward visibility  Pricing in certain markets, particularly for ancillary and peak saver products, can be volatile  Voltus’s scale, market and program diversity, customer diversity, and DER diversity minimize downward price volatility, while simultaneously strengthening the ability to maximize value in periods of upward price volatility Selected Capacity & Ancillary Market Prices 2018 - 2020 ($ / MW Year) (1) Top and bottom of bars represent maximum and minimum annual price - $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 Average $20 $25 $30 $35 $40 $45 $50 $55 2022 2023 2024 2025 2026 2027 2028 2029 2030 ERCOT ISO-NE MISO NYISO PJM SPP CAISO

Portfolio Monetization Projections Supported by Real Results

Voltus's projections reflect actual results achieved to date in terms of MWs enrolled and contracted pricing.

Portfolio Level
Sold-to-Enrolled Ratio for 1 MW



Historical Sold-to-Enrolled
Projected Average Sold-to-Enrolled
1.39
1.35
LTM as of 6/30/21
Average 2021-2027

Average Selling Price
($ / Registered MW-year)



Average LTM Backlog ASP (1)
Average ASP Over the Forecast Period (2)
$46,346
$44,000
LTM as of 6/30/21
Average 2021-2027

- Sold to enrolled measures the number of times a single sold MW is enrolled into various programs in a single market
- As Voltus scales, and markets and programs evolve, there will be additional monetization opportunities for the same MW through multiple new energy, utility and peak saver programs in the same market
  - Voltus projections do not assume any significant improvements in this ratio across its full portfolio relative to historical realizations
- Average Selling Price measures the contracted expected annual revenue divided by the registered MWs over that period
  - New MWs registered in the last twelve months have an implied ASP of ~$46K, supporting the forecasted ASP

49

Notes:
1. Average contracted $/registered MW for deals closed into backlog in the last twelve months as of 6/30/2021
2. Average contracted $/registered MW based on revenue recognized; values rounded to nearest 1,000

50 50 Financial Forecast Summary 2021E – 2027E Notes: 1. All reflect 2021 - 2027 except EBITDA (2024 - 2027) and Free Cash Flow (2025 - 2027) 2. $/MW - year (Registered) reflects weighted average market price realized for all registered MWs, including CashGen; values rounded to nearest 1,000 3. $/MW - year (Deployed) reflects weighted average market price realized per deployed MW, including CashGen; values rounded to neare st 1,000 4. Includes income taxes, change in collateral, interest Income & expense, and non - cash Items in EBITDA 5. Includes cost outlays from Smart Meter deployment, CashGen, and capitalized software 6. Free Cash Flow excludes capital associated with potential acquisitions (2) (4) (3) (1) ($MM) 2021 2022 2023 2024 2025 2026 2027 2021-2027 CAGR Average MW Deployed 1,071 1,593 3,080 5,545 8,633 12,173 15,913 57% Average MW Registered 1,492 2,189 4,216 7,517 11,598 16,260 21,209 56% $/MW-year (Registered) 28,000 34,000 41,000 42,000 45,000 46,000 47,000 $/MW-year (Deployed) 39,000 46,000 55,000 57,000 60,000 62,000 63,000 Revenue 42 73 171 318 517 750 1,001 70% Gross Profit 15 26 63 124 210 311 418 74% Gross Margin (%) 35% 35% 37% 39% 41% 42% 42% OPEX 33 62 96 125 146 162 179 33% Sales & Marketing 11 26 39 52 63 72 81 R&D 8 15 26 32 36 37 40 G&A 13 20 32 41 47 52 58 EBITDA (16) (32) (25) 14 85 176 269 168% EBITDA Margin % NA NA NA 4% 16% 23% 27% Plus/(Less) Taxes, Collateral & Other (10) (23) (19) (17) 46 (1) (40) Plus/(Less) Working Capital 0 7 15 19 23 25 28 Plus/(Less) Other Capital Costs (6) (16) (27) (30) (33) (35) (35) Free Cash Flow (32) (64) (55) (15) 120 165 222 36% (5) (6)

51 Income Statement ($mm) Year Ended December 31, 2020 Revenues Total Revenues $25.7 Cost of Revenue ($14.6) Gross Profit $11.1 Operating Expenses General & Administrative ($6.0) Research & Development ($1.3) Selling & Marketing ($5.6) Total Operating Expenses ($12.9) Loss From Operations ($1.8) Other Income (Expense) Foreign Currency Transaction Gain (Loss) $0.0 Gain From Extinguishment Upon Loan Forgiveness $1.0 Interest (Expense) Income ($0.3) Total Other Income $0.8 Loss Before Income Taxes ($1.0) (Provision for) Benefit From Income Taxes ($0.0) Net Loss ($1.1) Company Financials: Income & Cash Flow Statements Cash Flow Statement ($mm) Year Ended December 31, 2020 Cash Flows from Operating Activities Net Loss ($1.1) Other $0.3 Changes in Working Capital $3.6 Net Cash Used in Operating Activities $2.8 Cash Flows from Investing Activities Net Cash Used in Investing Activities ($4.2) Cash Flows from Financing Activities Net Cash Used in Financing Activities $29.2 Effects of Exchange Rates on Cash, Cash Equivalents & Restricted Cash $0.0 Net Change in Cash, Cash Equivalents & Restricted Cash $27.9 Cash, Cash Equivalents & Restricted Cash at Beginning of Year $4.2 Cash, Cash Equivalents & Restricted Cash at End of Year $32.1

52 APPENDIX Voltus Technology

53 ...Drive Voltus’s Technical Expertise and Product Development Engine Talent with Top Tech Experience and Credentials... Dedicated to Engineering and Product Development 43 FTE Software Development Experience 287 YEARS New Hires on Deck to Drive Scale and Expand Platform 35 FTE Innovation and Solutions Start with Our People Voltus has attracted a powerhouse team of engineers and product developers.

voltus

Voltlet™ + VoltApp™ = Voltus Cloud-Based DER Platform



Electric Vehicles
Energy Storage
Demand Response
Energy Efficiency
Distributed Generation

Customer / Partner "Things"

VOLTLET Gateways



voltus
API

Controls & Connectivity

- Designed to read data from and control any system instantly (e.g., HVAC systems, EV chargers, and energy storage controllers)
- 30 second standard capture and presentment, remotely configurable to sub-second capture
- API suite eliminates need for Voltlet installation for many customer sites (e.g., big box retail)
- Voltlet installed in less than two hours by customer at meter / DER
- Voltlet is small (12"x8") and integrated cellular modem removes need for onsite IT authorization / integration

VOLTAPP Voltus Software Platform



aws
salesforce
DWOLLA
twilio
openADR
TASKRAY

Data Quality & Extensibility

- Supports real-time telemetry requirements in every market
- Validation, estimation, and editing (VEE) enables single-platform market settlement
- OpenADR 2.0 ready
- Greenbutton integration, automates utility data acquisition
- AWS enables on-demand scaling with best-in-class API suite
- Integrated with Salesforce, Dwolla, Twilio, TaskRay



Grid Operators / Utilities

54

55 Automated DER Dispatch DER Operations Center All dispatch notifications include all program details available to ensure accuracy of curtailment All dispatch notifications include financial detail and “what’s at stake” to keep site staff engaged Location information is always detailed on which sites should curtail along with click - through to real - time energy consumption Confirming participation allows Voltus to track participants to ensure dispatch performance or, in the event of an “opt - out”, to take action to manage risk Upon confirmation, participants can access their detailed curtailment plan All participants have access to a demand response operations center staffed by Voltus team members Tools / alerts to ensure successful dispatch of DERs to meet market commitments 24/7 dispatch, engineering, and customer support teams can remotely triage any alerts or underperformance Real - time dashboard shows which assets and contacts have acknowledged, declined, or not responded to dispatch instructions Customer - facing dashboard for managers of large energy portfolios Voltus Virtual Operations Center DER dispatches are automatically managed by the platform with global, 24/7 support.

CashDash: DER Monetization

Voltus enables DER owners to maximize the value of their DER assets, driving adoption of cleaner, resilient energy.



$182.9M
88
3152

DER Opportunity Identification and Financial Forecasting

- Easily upload DER size, type and zip-codes to mine for opportunity
- Driven by one of the world's largest databases of DER programs, identifies opportunities to monetize by location
- Especially valuable to DER partners and multisite enterprise accounts



$794k
$330k
$26.7k
$54.1k

Unified DER Transaction Settlement

- Digital transaction platform for customers and partners to manage the flow of funds from the market to the individual assets
- Connects to and settles financial performance with each market, detailing line items to the hour
- Customers can forecast, audit and report on the value of DERs across all U.S. and Canadian wholesale energy markets voltus
$745,272.57

Digital DER Payment to Customer

- Fully digital payment processing
- Detailing payment status helps customers and their accountants know what they are earning and when
- Easy ACH enrollment

56

57 APPENDIX Additional Materials

58 Tim Woodward Director Phil Deutch Director Matt Plante Director Gregg Dixon Chairman Raj Atluru Director Alexander (Andy) Karsner Director Lisa Coca Director Georgia Levenson Keohane Director Stephan Dolezalek Senior Advisor to Broadscale Acquisition Corp. Heather Zichal Senior Advisor to Broadscale Acquisition Corp. Ray Lane Senior Advisor to Broadscale Acquisition Corp. Betsy Cohen Senior Advisor to Broadscale Acquisition Corp. Voltus Board Broadscale Board and Strategic Advisors Veery Maxwell Director Ashley Johnson Director Selina Tobaccowala Director Voltus & Broadscale Boards and Strategic Advisors Obama Administration

59 ISO / RTO Overview and Statistics ISO Peak Demand (MW) ISO MW (%) ISO P opulation (mm) ISO Population (%) Cities CAISO 50,270 9% 30 13% San Francisco, Los Angeles ERCOT 75,006 14% 26 12% Houston, Dallas, Austin SPP 52,554 10% 19 8% Oklahoma City, Kansas City MISO 124,900 23% 42 19% Minneapolis, Madison, St Louis, Detroit PJM 152,108 28% 65 29% Chicago, D.C., Philadelphia, Columbus NYISO 32,904 6% 19 8% New York City ISO - NE 25,125 5% 15 7% Boston AESO 11,698 2% 4 2% Calgary, Edmonton IESO 27,005 5% 5 2% Toronto (1) Note: 1. ISO / RTO Peak Demand per regional website

60 Glossary Item Definition ASP Average Selling Price CAC Customer Acquisition Cost DER Distributed Energy Resource ISO Independent System Operator LTV Lifetime Value RTO Regional Transmission Operator Deployed (Sold) MW MWs contracted with the customer Registered (Enrolled) MW Deployed MWs registered with the program operator (MWs can be registered in multiple programs simultaneously) Independent System Operators (ISO) AESO Alberta Electric System Operator (Alberta, Canada) CAISO California Independent System Operator (California) ERCOT Electric Reliability Council of Texas (Texas) IESO Independent Electricity System Operator (Ontario, Canada) ISO - NE Independent System Operator of New England (CT, MA, NH, RI, VT & parts of ME) MISO Midwest Independent System Operator (IA, LA, MI, MN, ND, WI, Manitoba Canada, & parts of AR, IL, IN, MO, MS, MT, SD, TX) NYISO New York Independent System Operator (New York) PJM “Pennsylvania, Jersey, Maryland” (DE, MD, NJ, OH, PA & parts of IN, IL, KY, NC, VA) SPP Southwest Power Pool (KS, OK, parts of AK, LA, MO, MT, NE, ND, NM, SD, TX, WY) DER Types Electric Vehicles Electric vehicle dynamic charging and discharging Energy Efficiency Reductions in energy consumption through more efficient lighting, machines, appliances, etc. Energy Storage Behind - the - meter battery resources Distributed Energy Resources Decentralize d e nergy generation resources located at customer sites (e.g. distributed solar) Demand Response Flexible load capable of reducing electricity consumption during period of high system demand